Exhibit 10.3

LIMITED WAIVER AND ELEVENTH AMENDMENT

TO CREDIT AGREEMENT

THIS LIMITED WAIVER AND ELEVENTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated to be effective as of August 30, 2013 (the “Amendment Effective Date”), is entered into by and among BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company (the “Borrower”), the Guarantors party hereto (the “Guarantors”), WHITE ELK, LLC, as Administrative Agent for the Lenders (“Administrative Agent”) and the Lenders signatory hereto (the “Lenders”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated December 24, 2010 (as amended by that First Amendment dated May 31, 2011, that Waiver and Second Amendment dated June 30, 2011, that Limited Waiver and Third Amendment dated November 8, 2012, that Fourth Amendment to Credit Agreement dated December 21, 2012, that Fifth Amendment to Credit Agreement dated June     , 2013, that Sixth Amendment to Credit Agreement dated January 31, 2013, that Limited Waiver and Seventh Amendment to Credit Agreement dated February 22, 2013, that Eighth Amendment to Credit Agreement dated March 26, 2013, that Limited Waiver and Ninth Amendment to Credit Agreement dated April 10, 2013, and that Limited Waiver and Tenth Amendment to Credit Agreement dated July 31, 2013 and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, prior to the effectiveness of this Amendment, the previous lenders under the Credit Agreement assigned the Credit Agreement, the Notes issued pursuant thereto, and all related agreements and documents to the Lenders and the Administrative Agent replaced Capital One, N.A. as administrative agent under the Credit Agreement (such assignment being hereunder referred to as the “Loan Assignment”);

WHEREAS, the Lenders and the Administrative Agent have agreed to provide such waivers and amendments as reflected in this Amendment, subject to the terms and conditions herein, and provided that the Borrower and the Guarantors ratify and confirm all of their respective obligations under the Credit Agreement and the Loan Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Limited Waiver. Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby agree that Section 9.01(a), (b), and (c), Section 8.01(o), (p) and (q), and Section 9.17, of the Credit Agreement shall not be applicable as of and for the fiscal quarters ended September 30, 2013 and December 31, 2013 and Borrower shall not have any duty or obligation to perform or comply with such sections during such fiscal quarters and as of such quarter-ends. The foregoing covenant compliance accommodations set forth in this Section 3 (the “Limited Compliance Accommodations”) are limited to the extent specifically set forth in the sentence above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby. The Limited Compliance Accommodations are granted only with respect to the failure of the Borrower to comply with Section 9.01(a), (b) , and (c), Section 8.01(o), (p) and (q), and Section 9.17 and as of and for the fiscal quarters ended September 30, 2013 and December 31, 2013 and shall not apply to any violation of Section 9.01(a), (b), and (c), Section 8.01(o), (p) and (q), and Section 9.17 with respect to any fiscal quarter other than the fiscal quarter ended September 30, 2013 and December 31, 2013, or any actual or prospective default or violation of any other provision of the Credit Agreement or any other Loan Document. The Limited Compliance Accommodations shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document with respect to any matter other than those specifically and expressly modified in the Limited Compliance Accommodations.

3. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The definition of “Maturity Date” in Section 1.02 of the Credit Agreement is hereby amended to read “January 1, 2015”.

(b) The sentences added to the end of the definition of “Applicable Margin” pursuant to the Eight Amendment to the Credit Agreement, dated March 26, 2013, is hereby amended and restated as following.

“Notwithstanding the forgoing, the Applicable Margin with respect to each ABR Loan or Eurodollar Loan outstanding and all other amounts due hereunder shall be increased by 2%.”

(c) Notwithstanding anything else contained in Section 2.07 or any other provision of the Credit Agreement to the contrary, the parties hereto hereby acknowledge and agree that, as of the Amendment Effective Date, the Borrowing Base is $25,000,000.

(d) Notwithstanding anything else contained herein or the Credit Agreement to the contrary, upon written request from Resource Value Group LLC, Administrative Agent shall increase the Borrowing Base to the amount of such requested increase up to a maximum of $50,000,000.

(e) Section 2.01 of the Credit Agreement is amended to add the following sentence to the end thereof: “Notwithstanding anything to the contrary contained in Article II of the Credit Agreement, that the Commitment and Maximum Credit Amount of each of the Lenders shall be as set forth on Annex I hereto.”

(f) Annex I of the Credit Agreement is hereby amended and restated in its entirety in accordance with the Revised Annex 1 attached hereto. Simultaneously with the execution of this Amendment, each Lender set forth on Revised Annex I is making a Loan to the Company in an amount equal to the difference between the Maximum Credit Amount set forth Annex I and the payment made to Capital One N.A. pursuant to the Loan Assignment as a result of which such Lender’s Credit Exposure shall equal its Commitment and Maximum Credit Amount. No Lender shall be obligated to make any further Loans beyond the Maximum Credit Amount set forth on Revised Annex I.

(g) Upon receipt of written notice from Borrower or Resource Value Group LLC that one or more new Lenders have joined into the Credit Agreement and the other Loan Documents as a Lender with a Commitment and a Maximum Credit Amount as set forth in a joinder agreement (in a form reasonable acceptable to the existing Lenders) and contemporaneously therewith has made additional Loans to the Borrower in an amount of its Commitment, Administrative Agent shall revise Annex I to reflect such new Lender (or its agent) and the amount of its Commitment and Maximum Credit Amount and Borrower shall issued new or replacement Notes in the name of such Lender (or its agent).

(h) Notwithstanding the provisions of Section 2.08 of the Credit Agreement, until such time as another bank pursuant to a subsequent amendment to the Credit Agreement has become a Lender under this Credit Agreement and has agreed to serve as the Issuing Bank hereunder, Section 2.08 of the Agreement shall be of no force and effect and there shall be no obligation on the part of any Lender to issue any Letters of Credit at the request of the Borrower.

(i) By execution hereof, Borrower and Lenders each waive any rights provided in Section 2.07 to request or obtain a Borrowing Base redetermination prior to the first Scheduled Redetermination Date in 2014.

(j) Notwithstanding anything contained in Section 3.04 of the Credit Agreement to the contrary, the Borrower shall not be obligated to pay or prepay any principal of the Loans prior to December 3, 2013. Borrower shall continue to be obligated to make interest payments in accordance with the terms of the Credit Agreement.

(k) Section 3.05(a) shall be deleted from the Credit Agreement and Borrower shall have no further obligation to make any payment thereunder for any period prior to or after the date hereof.

4. Reservation of Rights. Nothing contained in this Amendment is intended to limit, nor shall it be deemed to limit or in any way affect, any of the Administrative Agent’s or Lenders’ claims, rights or remedies under the Credit Agreement or any of the other Loan Documents, and nothing in this Amendment shall in any way modify, change, impair, affect, diminish, or release any liability of Borrower and/or any Guarantor under or pursuant to the Credit Agreement or any of the other Loan Documents or entitle Borrower and/or any Guarantor to any other or further notice or demand whatsoever. Nothing contained herein, nor any failure by the Administrative Agent or any Lender to exercise any of its rights or remedies under the Credit Agreement or any of the other Loan Documents, shall be deemed to constitute, nor is it intended to constitute, any waiver whatsoever of any: (a) Default or Event of Default that may exist under the Credit Agreement or under any other Loan Document; (b) term, provision, condition, covenant or agreement contained in the Credit Agreement or in any of the other Loan Documents; or (c) rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, at law or in equity or otherwise, or prejudice or preclude any other or further exercise of any such right or remedy by the Administrative Agent or the Lenders, all of which are hereby reserved.

5. Ratification. The Borrower and Guarantors hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Except as specifically set forth in this Amendment, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents, nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

6. Representations and Warranties.

(a) The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (i) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (ii) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (iv) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement or under any Loan Document; (v) the Borrower has no defenses against the obligations to pay any amounts due under the Credit Agreement; and (vi) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

(b) The Borrower hereby (i) represents and warrants to the Administrative Agent and the Lenders that the execution of this Amendment does not violate the terms of (A) the Indenture, (B) the Second Lien Intercreditor Agreement, (C) the W&T Intercreditor Agreement or (D) the BP Intercreditor Agreement (collectively, the “Intercreditor Agreements”) and (ii) covenants, represents and warrants that no consent is required under any Intercreditor Agreement for the Borrower, Administrative Agent or the Lenders to execute this Amendment.

7. Conditions to Effectiveness. This Amendment shall be effective on the Amendment Effective Date only if the following are satisfied on or before such Amendment Effective Date:

(a) the receipt by the Administrative Agent of this Amendment fully executed by all parties hereto;

(b) the receipt by the Administrative Agent of a fully executed agreement, in form and substance acceptable to Administrative Agent, reflecting Lenders’ right to require Platinum Partners Value Arbitrage Fund, L.P. (“PPVA”) or its designee to purchase all Commitments and Loans under the Credit Agreement in accordance with the terms of such agreement (the “Put Agreement”);

(c) the receipt by the Administrative Agent of a fully executed Guaranty of Platinum Montaur Life Sciences, LLC, Meserole Group LLC, and DMRJ Group LLC (collectively, the “Guarantors”) of the obligations of PPVA under the Put Agreement.

(d) the payment by the Borrower of all the fees and expenses of the Administrative Agent and PPVA, including, but not limited to, attorney’s fees and expenses incurred in connection with the Loan Assignment and this Amendment.

(e) the receipt by the Administrative Agent of such other documents as the Administrative Agent or its special counsel may reasonably request.

8. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. This Amendment and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

10. Continuing Effect of the Credit Agreement. This Amendment shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrowers or Guarantors that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

11. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to an article or section number are to such articles or sections of this Amendment unless otherwise specified.

12. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

13. Release by Borrower and Guarantors. The Borrower and each Guarantor does hereby release and forever discharge the Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this

Amendment is signed by any of such parties (a) arising directly or indirectly out of the Credit Agreement, Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (b) relating directly or indirectly to all transactions by and between the Borrower or Guarantors or their representatives and the Administrative Agent and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives and, in either case, whether or not caused by the sole or partial negligence of any indemnified party. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, calling of the Credit Agreement into default, exercise of remedies and all similar items and claims, which may, or could be, asserted by any of the Borrower or Guarantors.

14. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company

By:	/s/ Bruce P. Koch
Name:	Bruce P. Koch
Title:	CFO

GUARANTORS:

BLACK ELK ENERGY FINANCE CORP., a Texas corporation

By:	/s/ Bruce P. Koch
Name:	Bruce P. Koch
Title:	CFO

BLACK ELK ENERGY LAND OPERATIONS, LLC, a Texas limited liability company

By:	/s/ Bruce P. Koch
Name:	Bruce P. Koch
Title:	CFO

ADMINISTRATIVE AGENT AND LENDER:

WHITE ELK LLC

By:	/s/ Daniel Saks
Name:	Daniel Saks
Title:	Managing Member

LENDER:

RESOURCE VALUE GROUP LLC, as agent for one or more beneficial holders of the Loans under the Credit Agreement

By:	/s/ David Levy
Name:	David Levy
Title:

[Signature page to Eleventh Amendment to Credit Agreement]

REVISED ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Maximum Credit Amount
White Elk	$21,000,000
RESOURCE VALUE GROUP LLC, on behalf of one or more beneficial holders of the Loans under the Credit Agreement	$2,000,000

[Signature page to Eleventh Amendment to Credit Agreement]